As filed with the Securities and Exchange Commission on May 13, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Copper Mountain Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0702004
(State of Incorporation)	(I.R.S. Employer Identification No.)

1850 Embarcadero Road

Palo Alto, California 94303

(650) 687-3300

(Address of principal executive offices)

1996 Equity Incentive Plan, As Amended

(Full title of the plan)

Richard S. Gilbert

Chairman and Chief Executive Officer

Copper Mountain Networks, Inc.

1850 Embarcadero Road

Palo Alto, California 94303

(650) 687-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lance W. Bridges, Esq.

COOLEY GODWARD LLP

4365 Executive Drive, Suite 1100

San Diego, CA 92121

(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $.001 per share	298,301 shares	$11.23	$3,349,920	$424.43

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this registration statement shall also cover any additional shares of Common Stock which shall become issuable under the Registrant’s 1996 Equity Incentive Plan, as amended (the “1996 Equity Incentive Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on May 10, 2004, as reported on the Nasdaq National Market.
(3)	Calculated by multiplying the proposed maximum aggregate offering price by 0.0001267.

This registration statement shall become effective upon filing in accordance with Rule 462 under the Act.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which the Registration Statements on Form S-8 relating to the same employee benefit plan are effective. The contents of the Registration Statement on Form S-8 (Registration No. 333-90662) filed with the Securities and Exchange Commission on June 18, 2002 and the Registration Statement on Form S-8 (Registration No. 333-105466) filed with the Securities and Exchange Commission on May 22, 2003 are incorporated by reference herein.

EXHIBITS

Exhibit Number

4.1	Bylaws of the Company.(1)

4.2	Amended and Restated Certificate of Incorporation of the Company, as amended. (1) (2)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Auditors.

23.2	Consent of Ernst & Young LLP, Independent Auditors.

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (the “Commission”) on March 1, 1999 (File No. 333-73153), as amended by Amendment No. 1 filed with the Commission on April 13, 1999, Amendment No. 2 filed with the Commission on April 26, 1999, and Amendment No. 3 filed with the Commission on May 11, 1999.
(2)	Amendments filed as exhibits to the Registrant’s Notice of Annual Meeting and Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders filed with the Commission on April 10, 2000 and the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California on May 12, 2004.

COPPER MOUNTAIN NETWORKS, INC.

By:	/s/ Michael O. Staiger

Title:	Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard S. Gilbert and Michael O. Staiger and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard S. Gilbert RICHARD S. GILBERT	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 12, 2004

/s/ Michael O. Staiger MICHAEL O. STAIGER	Executive Vice President, Chief Financial Officer, and Secretary (Principal Financial and Accounting Officer)	May 12, 2004

/s/ Joseph D. Markee JOSEPH D. MARKEE	Director	May 12, 2004

/s/ Tench Coxe TENCH COXE	Director	May 12, 2004

/s/ Roger L. Evans ROGER L. EVANS	Director	May 12, 2004

/s/ Raymond V. Thomas RAYMOND V. THOMAS	Director	May 12, 2004

/s/ Joseph R. Zell JOSEPH R. ZELL	Director	May 12, 2004

EXHIBIT INDEX

Exhibit Number	Description

4.1	Bylaws of the Company.(1)

4.2	Amended and Restated Certificate of Incorporation of the Company, as amended. (1) (2)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Auditors.

23.2	Consent of Ernst & Young LLP, Independent Auditors.

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (the “Commission”) on March 1, 1999 (File No. 333-73153), as amended by Amendment No. 1 filed with the Commission on April 13, 1999, Amendment No. 2 filed with the Commission on April 26, 1999, and Amendment No. 3 filed with the Commission on May 11, 1999.
(2)	Amendments filed as exhibits to the Registrant’s Notice of Annual Meeting and Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders filed with the Commission on April 10, 2000 and the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2002.